Exhibit 99.1

Cancer Genetics Announces $10.0 Million Private Placement Priced At-the-Market

RUTHERFORD, N.J., January 28, 2021 (GLOBE NEWSWIRE) — Cancer Genetics, Inc. (the “Company”) (Nasdaq: CGIX), a leader in drug discovery and preclinical oncology and immuno-oncology services, today announced that it has entered into securities purchase agreements with certain institutional and accredited investors to raise approximately $10.0 million through the issuance of an aggregate 2,758,624 shares of its common stock (or pre-funded warrants in lieu thereof) and warrants to purchase up to an aggregate of 2,758,624 shares of common stock, at a combined purchase price of $3.625 per share of common stock (or common stock equivalent in lieu thereof) and associated warrant in a private placement priced at-the-market under Nasdaq rules. The closing of the private placement is expected to occur on or about February 1, 2021, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The warrants have an exercise price of $3.50 per share, are exercisable immediately and have a term of five and one-half years.

The Company currently intends to use the net proceeds from the offering for general corporate purposes, including working capital and capital expenditures. The net proceeds are also expected to be available to the combined company once the previously announced merger with StemoniX closes, which is subject to stockholder approval.

The securities described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder and in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

Under an agreement with the investors, the Company is required to file an initial registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock to be issued to the investors by 9:30 a.m., Eastern Time, on February 2, 2021 and to use its best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 90 days after today in the event of a “full review” by the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

About Cancer Genetics, Inc.

Through its vivoPharm subsidiary, Cancer Genetics offers proprietary preclinical test systems supporting drug discovery programs valued by the pharmaceutical industry, biotechnology companies, and academic research centers. The Company is focused on precision and translational medicine to drive drug discovery toward novel and repurposed therapies. vivoPharm specializes in conducting studies tailored to guide drug development, starting from compound libraries and ending with a comprehensive set of in vitro and in vivo data and reports, which are needed for Investigational New Drug filings. vivoPharm operates in the Association for Assessment and Accreditation of Laboratory Animal Care International (AAALAC) accredited and GLP compliant audited facilities. For more information, please visit www.cancergenetics.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to Cancer Genetics, Inc.’s expectations regarding future financial and/or operating results, the proposed offering of Cancer Genetics, Inc.’s shares of common stock, including as to the completion of the private placement described above, the satisfaction of customary closing conditions related to the private placement and the intended use of net proceeds from the private placement, potential for our tests and services and future revenues or growth in this press release constitute forward-looking statements.

Any statements that are not historical fact (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in our ability to satisfy closing conditions and as to the timing, size and completion of the private placement; and market and other conditions; our ability to satisfy all closing conditions to the merger with StemoniX, Inc., including financing conditions and Nasdaq listing requirements, our attempts to adapt to the global coronavirus pandemic, achieve profitability by increasing sales of our pre-clinical services, maintain our existing customer base and avoid cancellation of customer contracts or discontinuance of trials, raise capital to meet our liquidity needs, and market and other conditions, properly evaluate strategic options, and other risks discussed in the Cancer Genetics, Inc. Form 10-K for the year ended December 31, 2019 and Form 10-Q for the quarter ended September 30, 2020, along with other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Cancer Genetics, Inc. disclaims any obligation to update these forward-looking statements.

Investor Contacts:

Jennifer K. Zimmons. Ph.D.

Investor Relations

Zimmons International Communications, Inc

Email: jzimmons@zimmonsic.com

Phone: +1.917.214.3514